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The Board of Trustees
Nationwide Mutual Funds:

We consent to the use of our report dated December 17, 1999 on the financial statements of Nationwide S&P 500 Index Fund as incorporated herein by reference and to the reference to our firm under the heading "Auditors" in the statement of additional information.


Columbus, Ohio
December 29, 1999